Exhibit 99.1
INFORMATION
FOR IMMEDIATE RELEASE
Furniture Brands International, Inc.
1 North Brentwood Blvd.
St. Louis, Missouri 63105
For Further Information Call
John Hastings
314-863-1100

FURNITURE BRANDS INTERNATIONAL REPORTS
2010 FOURTH QUARTER FINANCIAL RESULTS
St. Louis, Missouri, February 2, 2011 — Furniture Brands International (NYSE: FBN) announced today its financial results for the fourth quarter and fiscal year ended December 31, 2010.
Net sales of $276.1 million for the 2010 fourth quarter declined 3.3% versus net sales of $285.6 million in the fourth quarter of 2009. Fourth-quarter 2010 retail sales at the 67 company-owned stores and showrooms totaled $38.8 million compared with fourth-quarter 2009 sales of $35.6 million at the company’s 71 stores and showrooms. Fourth-quarter 2010 same-store sales at the 45 Thomasville stores that the company has owned for more than 15 months showed an increase of 15% from the fourth quarter of 2009. For the fiscal year, Thomasville same-store sales increased by 19% in 2010 compared to fiscal 2009.
For the 2010 fourth quarter, Furniture Brands reported a net loss of $44.7 million, or $0.82 per diluted share, compared to a net loss of $65 million, or $1.35 per diluted share, in the fourth quarter of 2009. Furniture Brands’ gross margin for the fourth quarter of 2010 was 18.1% compared with 7.1% in the fourth quarter of 2009. Results for all periods include selected items that are detailed in a table attached to this press release. On an adjusted basis*, gross margin for the fourth quarters of 2010 and 2009 was 22.1% and 21.7%, respectively.
For the fiscal year ended December 31, 2010, the company reported net sales of $1.16 billion and a net loss of $39 million, or $0.76 per diluted share, compared to net sales of $1.22 billion and a net loss of $108.7 million, or $2.25 per diluted share, for the fiscal year ended December 31, 2009. Gross margin for the 2010 fiscal year was 23.8% compared to 18.8% for fiscal 2009. Adjusted gross margin* for fiscal 2010 was 25.5% compared with 23.1% for fiscal 2009.
At December 31, 2010, the company had a net debt* position of $25 million compared to net debt of $11.1 million at December 31, 2009. The company’s cash position at year-end 2010 reflects the company’s continued focus on expense control while supporting long-term investments in best-cost manufacturing capabilities in Indonesia and Mexico along with enhancements in information technology.
“In late 2007, Furniture Brands launched a strategic plan to better leverage the company’s many strengths and to position it for improved financial performance,” said Chairman and Chief Executive Officer Ralph P. Scozzafava. “The entire Furniture Brands team has produced meaningful progress in the midst of the most severe economic downturn of our lifetimes. The work has been challenging, and the results are impressive: gross margin has reached the

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highest level since 2004, SG&A expense is the lowest in more than a decade, and our balance sheet remains solid. Furniture Brands is a much different company today than in 2007, and one that is much better positioned to meet the demands of today’s furniture customer. Significant operating leverage has been created as a result of the actions of the past three years and our balance sheet is strengthened.”
Mr. Scozzafava concluded, “Tapping the real potential of Furniture Brands is simple — grow profitable sales. We are doing the right things to grow our sales, and in 2011 we will do more of them. We reinvigorated the Lane brand in late 2010 through a national TV and print ad campaign and through the launch of ‘Laneology’ — our name for the bundle of features and benefits that make Lane products among the very best in reclining furniture and also make Lane a great partner for our dealers. Broyhill continues to refresh its product line and bring more stylish, contemporary looks to the marketplace. The Perspectives collection launched last year is a great example of this trend, and it’s on the way to surpass Broyhill’s Attic Heirlooms as one of the industry’s most successful casegoods collections. Thomasville is ramping up its new product pipeline and will build on the momentum that drove the 19% same-store-sales increase in 2010. We are excited to announce a new, more expansive Thomasville TV campaign that will launch in mid-2011. Last, but not least, the high-end consumer is back in the market for furniture and our industry-leading portfolio of designer brands are in high demand by the design trade.”
Upcoming Investor Event
A conference call will be held to discuss fourth quarter results at 7:30 a.m. (Central Time) on February 3, 2011. The call can be accessed in Upcoming Investor Events on the company’s website at furniturebrands.com under “Investor Info”. Access to the call and the release will be archived for one year.
About Furniture Brands
Furniture Brands International (NYSE: FBN) is a global operating company that is one of the nation’s leading designers, manufacturers, and retailers of home furnishings. It markets through a wide range of retail channels, from mass merchant stores to single-brand and independent dealers to specialized interior designers. Furniture Brands serves its customers through some of the best known and most respected brands in the furniture industry, including Broyhill, Lane, Thomasville, Drexel Heritage, Henredon, Pearson, Hickory Chair, Laneventure, Maitland-Smith, and Creative Interiors.
* Non-U.S. GAAP Financial Measures
We provide certain non-U.S. GAAP financial measures to supplement our U.S. GAAP disclosures. The company believes that these measures are helpful to investors in assessing the ongoing performance of its underlying businesses before the impact of selected items. We do not, and do not suggest investors should, consider such non-U.S. GAAP financial measures in isolation from, or as a substitute for, U.S. GAAP financial information. These non-U.S. GAAP financial measures may not be consistent with presentations made by other companies. A reconciliation of each non-U.S. GAAP measure to the most closely applicable U.S. GAAP financial measure appears at the end of this press release.

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The costs and charges listed in the tables attached to this Press Release to compute Adjusted Gross Margin and Adjusted SG&A are items management believes are helpful in evaluating the company’s results of operations. Management uses Adjusted Gross Margin and Adjusted SG&A, which exclude these costs and charges, to manage and evaluate our business operations and financial performance as these costs are not characteristic of typical industry conditions and may not have the same financial impact on our future financial results. Due to specific actions taken by management, these costs have been reduced and may be further reduced or eliminated in future years. The company intends to continue to provide these non-U.S. GAAP measures and will refer to them in future press releases when their use will assist the reader in better understanding our business operations and financial performance.
Management measures net debt and net cash and changes in net debt and net cash to assess the degree of debt held by the Company and to monitor our ability to manage our debt position. We present net debt and net cash as debt, less cash and cash equivalents. While we believe this non-U.S. GAAP information is useful, our calculation of net debt excludes other assets and liabilities which we consider, and suggest investors consider, in assessing our financial condition and liquidity position.
Cautionary Statement Regarding Forward-Looking Statements
Matters discussed in this document and in our public disclosures, whether written or oral, relating to future events or our future performance, including any discussion, express or implied, of our anticipated growth, operating results, future earnings per share, or plans and objectives, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are often identified by the words “will,” “believe,” “positioned,” “estimate,” “project,” “target,” “continue,” “intend,” “expect,” “future,” “anticipates,” and similar expressions that are not statements of historical fact. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Our actual results and timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009, and in our other subsequent public filings with the Securities and Exchange Commission. Such factors include, but are not limited to: risks associated with the execution of our strategic plan; changes in economic conditions; loss of market share due to competition; failure to forecast demand or anticipate or respond to changes in consumer tastes and fashion trends; failure to achieve projected mix of product sales; business failures of large customers; distribution realignments; manufacturing realignments and cost savings programs; increased reliance on offshore (import) sourcing of various products; fluctuations in the cost, availability and quality of raw materials; product liability uncertainty; environmental regulations; future acquisitions; impairment of intangible assets; anti-takeover provisions which could result in a decreased valuation of our common stock; loss of funding sources; and our ability to open and operate new retail stores successfully. It is routine for internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that all forward-looking statements and the internal projections and beliefs upon which we base our expectations included in this report or other periodic reports are made only as of the date made and may change. While we may elect to update forward-looking statements at some point in the future, we do not undertake any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise.

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FURNITURE BRANDS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per share data)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009
Net sales	$276,093	$285,574	$1,159,934	$1,224,370
Cost of sales	226,014	265,285	883,620	994,370

Gross profit	50,079	20,289	276,314	230,000
Selling, general & administrative expenses	94,475	115,235	320,226	363,636
Impairment of intangible assets	1,100	39,050	1,100	39,050

Loss from operations	(45,496)	(133,996)	(45,012)	(172,686)
Interest expense	805	1,006	3,172	5,342
Other income (expense), net	(82)	52	264	1,549

Loss before income tax benefit	(46,383)	(134,950)	(47,920)	(176,479)
Income tax benefit	(1,706)	(69,969)	(8,894)	(67,793)

Net loss	$(44,677)	$(64,981)	$(39,026)	$(108,686)

Net loss per common share:
Basic and diluted	$(0.82)	$(1.35)	$(0.76)	$(2.25)

Weighted average common shares outstanding:
Basic and diluted	54,808	48,287	51,116	48,302

FURNITURE BRANDS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31,	December 31,
	2010	2009
ASSETS

Current assets:
Cash and cash equivalents	$51,964	$83,872
Receivables, less allowances of $18,076 ($26,225 at December 31, 2009)	112,939	125,513
Income tax refunds receivable	1,596	58,976
Inventories	249,691	226,078
Prepaid expenses and other current assets	11,242	9,274

Total current assets	427,432	503,713

Property, plant and equipment, net	124,866	134,352
Trade names	86,508	87,608
Other assets	37,607	32,432

	$676,413	$758,105

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current maturities of long-term debt	$—	$17,000
Accounts payable	79,846	83,813
Accrued expenses	61,223	75,948

Total current liabilities	141,069	176,761

Long-term debt	77,000	78,000
Deferred income taxes	23,114	25,737
Pension liability	104,736	135,557
Other long-term liabilities	70,927	79,259

Shareholders’ equity	259,567	262,791

	$676,413	$758,105

FURNITURE BRANDS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Twelve Months Ended
	December 31,	December 31,
	2010	2009
Cash flows from operating activities:
Net loss	$(39,026)	$(108,686)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	23,851	20,738
Compensation expense related to stock option grants and restricted stock awards	2,512	(524)
Deferred income taxes	(2,560)	(8,034)
Impairment of intangible assets	1,100	39,050
Other, net	(691)	3,545
Changes in operating assets and liabilities:
Accounts receivable	12,573	50,764
Income tax refunds receivable	57,381	(20,886)
Inventories	(23,613)	126,944
Prepaid expenses and other assets	(1,565)	5,164
Accounts payable and other accrued expenses	(18,756)	(32,769)
Other long-term liabilities	(5,905)	2,293

Net cash provided by operating activities	5,301	77,599

Cash flows from investing activities:
Proceeds from the disposal of assets	2,779	4,480
Additions to property, plant, equipment and software	(21,930)	(9,777)

Net cash used in investing activities	(19,151)	(5,297)

Cash flows from financing activities:
Payments of debt	(18,000)	(95,000)
Other	(58)	(10)

Net cash used in financing activities	(18,058)	(95,010)

Net decrease in cash and cash equivalents	(31,908)	(22,708)
Cash and cash equivalents at beginning of period	83,872	106,580

Cash and cash equivalents at end of period	$51,964	$83,872

Supplemental disclosure:
Cash refunds for income taxes, net	$(63,294)	$(36,731)

Cash payments for interest expense	$2,780	$5,234

FURNITURE BRANDS INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP ITEMS AND SUPPLEMENTAL INFORMATION
(in thousands)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009
Net sales	$276,093	$285,574	$1,159,934	$1,224,370

Cost of sales (GAAP basis)	226,014	265,285	883,620	994,370
Less selected items included in cost of sales:
Property dispositions and other restructuring charges	2,158	4,683	4,472	8,215
Factory downtime costs	2,162	4,124	8,323	11,286
Inventory charges	6,734	32,981	6,734	32,981

	11,054	41,788	19,529	52,482

Adjusted cost of sales (non-GAAP)	214,960	223,497	864,091	941,888

Adjusted gross profit (non-GAAP)	61,133	62,077	295,843	282,482

Adjusted gross margin (non-GAAP)	22.1%	21.7%	25.5%	23.1%

Selling, general & administrative expenses (GAAP basis)	94,475	115,235	320,226	363,636
Less selected items included in selling, general and administrative expenses:
Property dispositions and other restructuring charges	3,555	6,284	7,744	7,239
Closed store expense	3,252	10,725	6,782	16,008
International trade compliance matters	(702)	9,134	(5,937)	9,134
Accounts receivable charges	3,686	3,608	3,686	3,608

	9,791	29,751	12,275	35,989

Adjusted selling, general and administrative expenses (non-GAAP)	84,684	85,484	307,951	327,647

Adjusted loss from operations (non-GAAP)	$(23,551)	$(23,407)	$(12,108)	$(45,165)

Other Selected Items:

Impairment of intangible assets	$1,100	$39,050	$1,100	$39,050

Income tax benefit: The effective tax rate in the Company’s statements of operations does not reflect the federal statutory tax rate as the Company records a full valuation allowance on its income tax benefit.

	December 31,	December 31,
	2010	2009
Cash and cash equivalents	$51,964	$83,872
Debt	77,000	95,000

Net debt	$(25,036)	$(11,128)

FURNITURE BRANDS INTERNATIONAL, INC.
SUPPLEMENTAL RETAIL INFORMATION
(in thousands)
(unaudited)

	Thomasville Stores (a)		All Other Retail Locations (b)
	Three Months Ended		Three Months Ended
	December 31,	December 31,	December 31,		December 31,
	2010 (f)	2009	2010		2009
Net sales	$28,813	$24,660	$9,978		$10,938
Cost of sales	17,915	14,448	6,290		7,311

Gross profit	10,898	10,212	3,688		3,627
Selling, general & administrative expenses — open stores	15,787	14,637	5,627		7,315

Loss from operations — open stores (c) (f)	(4,889)	(4,425)	(1,939)		(3,688)

Selling, general & administrative expenses — closed stores	—	—	3,252		10,725

Loss from operations — retail operations (c) (f)	$(4,889)	$(4,425)	$(5,191)		$(14,413)

Number of open stores and showrooms at end of period	48	49	19		22
Number of closed locations at end of period	—	—	27		31

Same-store-sales for the three months ended December 31 (d):
Percentage increase (decrease)	15%	(13)%	(e	)	(e	)
Number of stores	45	25

Same-store-sales for the twelve months ended December 31 (d):
Percentage increase (decrease)	19%	(20)%	(e	)	(e	)
Number of stores	46	25

a)	This supplemental data includes company-owned Thomasville retail store locations that were open during the period.

b)	This supplemental data includes all company-owned retail locations other than open Thomasville stores (“all other retail locations”). SG&A — closed stores includes occupancy costs, lease termination costs, and costs associated with closed store lease liabilities.

c)	Loss from operations does not include our wholesale profit on the retail net sales.

d)	The same-store-sales percentage is based on sales from stores that have been in operation and company-owned for at least 15 months.

e)	Same-store-sales data is not meaningful and is not presented for all other retail locations because results include retail store locations of multiple brands including eight Drexel Heritage stores, two Lane stores, one Henredon store, one Broyhill store, and seven Designer Showrooms at December 31, 2010; and it is not one of our long-term strategic initiatives to grow company-owned retail locations for these non-Thomasville brands.

f)	The Thomasville Retail loss from operations of $4.9 million for the three months ended December 31, 2010 includes losses of $0.9 million related to the liquidation of inventory during the closing of three Thomasville stores.